Exhibit 10.31

RESTRICTED COMMON STOCK AGREEMENT
HOLDERS OF C, D AND E UNITS

RESTRICTED COMMON STOCK AGREEMENT (this “Agreement”) made as of [                              ] (the “Effective Date”), by and between STR Holdings, Inc., a Delaware corporation (the “Company”), and [                    ] (the “Holder”).

WHEREAS, STR Holdings LLC (“Old LLC”) entered into that certain Incentive Unit Grant Agreement with the Holder dated as of [            ] (the “Grant Agreement”), whereby Old LLC granted incentive units of Old LLC to the Holder;

WHEREAS, on the date hereof, Old LLC will enter into a corporate reorganization, whereby the unitholders of Old LLC will become unitholders of STR Holdings (New) LLC (“New LLC”);

WHEREAS, pursuant to that certain Plan of Conversion by New LLC, dated as of [            ] (the “Plan of Conversion”), New LLC filed with the Secretary of State of the State of Delaware a certificate of conversion converting New LLC into the Company and automatically converting the membership interests of New LLC into shares of common stock, par value $0.01 per share (“Common Stock”), of the Company;

WHEREAS, due to the conversion of New LLC into the Company, any unvested incentive units of Old LLC granted pursuant to the Grant Agreement and converted in the corporate reorganization into unvested incentive units of New LLC shall be converted from unvested incentive units of New LLC into Restricted Shares (as defined below) subject to the terms and conditions herein;

WHEREAS, in consideration of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged; and

WHEREAS, certain capitalized terms used herein are defined in Section 6 hereof.

NOW, THEREFORE, the parties hereto agree as follows:

1.                                       Restricted Shares.  Subject to the terms and conditions of this Agreement and pursuant to the Plan of Conversion, the Company hereby issues to the Holder [        ] shares of Common Stock (the “Restricted Shares”), of which [        ] shares of Restricted Shares shall be Time Vesting Restricted Shares (as defined below) and [        ] shares of Restricted Shares shall be Performance Vesting Restricted Shares (as defined below).

2.                                       Holder Representations and Warranties.

(a)                                  As an inducement to the Company to issue the Restricted Shares to the Holder and as a condition thereto, the Holder represents, acknowledges and agrees (as applicable) that this Agreement constitutes the legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except to the extent the enforceability thereof may be limited by bankruptcy laws, insolvency laws, moratorium laws or other laws affecting creditors’ rights generally or by general equitable principles, and the execution, delivery and performance of this Agreement by the Holder does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Holder is a party or any judgment, order or decree to which the Holder is subject.

(b)                                 In addition, the Holder represents, acknowledges and agrees (as applicable) that:

(i)                           (x) the Restricted Shares have not been registered under the Securities Act, (y) the Restricted Shares are restricted securities under the Securities Act and (z) the Restricted Shares may not be resold or transferred unless they are first registered under the Securities Act or unless an exemption from such registration is available;

(ii)                        the Holder hereby makes the representations and warranties set forth in Exhibit A hereto; and

(iii)                     the Company may, but shall not be obligated to, register or qualify the issuance, or the resale, of any of the Restricted Shares under the Securities Act or any other applicable law.

3.                                       Vesting of Shares.

(a)                                  All Restricted Shares shall initially be unvested and shall be subject to forfeiture to the Company pursuant to this Agreement.  At such time as a Restricted Share vests in accordance with this Section 3, it shall no longer be a Restricted Share and shall not be subject to forfeiture.

(b)                                 Time Vesting.  [      ] of the Restricted Shares shall vest based on the passage of time (“Time Vesting Restricted Shares”).

(i)                           Vesting Schedule.  Subject to Section 3(b)(ii) and to the Holder’s continued employment with the Company on each vesting date, the Time Vesting Restricted Shares shall vest in equal 1/[   ] installments as of the last day of each of the [   ] calendar months following the Effective Date, which for the sake of clarity means [         ].

(ii)                        Acceleration upon Change of Control.  Upon the occurrence of a Change of Control, all then unvested Time Vesting Restricted Shares shall immediately vest in full, subject to Section 3(b)(iii).

(iii)                     Termination.

Upon the termination of the Holder’s employment or for any reason, all unvested Time Vesting Restricted Shares shall be forfeited.

(c)                                  Performance Vesting.  [      ] of the Restricted Shares shall vest based on the Company attaining the following performance criteria (“Performance Vesting Restricted Shares”).

(i)                           Vesting Schedule.  Subject to Section 3(c)(ii) and to the Holder’s continued employment with the Company on each vesting date, the Performance Vesting Restricted Shares shall vest in three (3) equal installments following the three successive Fiscal Years, beginning with the Fiscal Year ending on December 31, 2009 (for the 2009 Fiscal Year) if the Equity Valuation, measured as of the end of such Fiscal Year, is no less than the Performance Target for such Fiscal Year.  If the Performance Target for any of the first two Fiscal Years referred to above is not attained, the Yearly Amount for the previous unvested Fiscal Year which is not then vested (or, if the Yearly Amount for the previous Fiscal Year has vested, then the Yearly Amount for the prior unvested Fiscal Year) shall become vested and exercisable at the end of the first Fiscal Year thereafter in which the Equity Valuation for such Fiscal Year is no less than the Performance Target for such Fiscal Year.  For purposes of illustration of the previous sentence, if the Performance Target is not achieved for the 2009 and 2010 Fiscal Years but is achieved for the 2011 Fiscal Year, in 2011, the Yearly Amounts for both 2010 and 2011 would become vested.

(ii)                        Acceleration upon Change of Control.  Upon the occurrence of a Change of Control, all then unvested Performance Vesting Restricted Shares shall immediately vest in full, so long as the Holder is employed with the Company on the date of the Change of Control.

(iii)                     Termination.  Upon the termination of employment of the Holder for any reason, the unvested Performance Vesting Restricted Shares shall be forfeited.

4.                                       Legend.

(a)                                  Each certificate representing Restricted Shares shall bear each of the following legends.

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXCHANGED UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OR EXCHANGE COMPLIES WITH THE PROVISIONS OF THE REGISTRATION RIGHTS AGREEMENT AND THE RESTRICTED COMMON STOCK AGREEMENT, EACH AS AMENDED FROM TIME TO TIME, BETWEEN OR AMONG THE COMPANY AND THE INVESTORS PARTY THERETO.  IN ADDITION TO RESTRICTIONS ON TRANSFER, THE RESTRICTED COMMON STOCK AGREEMENT PROVIDES FOR THE VESTING OF THE SHARES ACCORDING TO THE SPECIFIC PROVISIONS OF THE RESTRICTED COMMON STOCK AGREEMENT.  COPIES OF THE REGISTRATION RIGHTS AGREEMENT AND THE RESTRICTED COMMON STOCK AGREEMENT ARE ON FILE WITH THE COMPANY.”

(b)                                 The certificates shall also bear any legend required by any applicable state securities law.

(c)                                  The certificates shall be deposited by the Holder, together with a stock power endorsed in blank, with the Company, to be held in escrow during any restriction period.

5.                                       Restrictions on Transfer and Conversion.

(a)                                  The Company and the Holder acknowledge and agree that the Restricted Shares are subject to and restricted by this Agreement.  Once vested, the Restricted Shares shall no longer be restricted by the terms of this Agreement but shall be subject to the restrictions set forth in the Registration Rights Agreement and the Securities Act.

(b)                                 The Restricted Shares shall only be transferable to Permitted Transferees of the Holder.  Any attempt to Transfer any of the Restricted Shares to Persons other than Permitted Transferees of the Holder shall be null and void and have no force or effect, and the Company shall not, and shall cause any transfer agent not to, give any effect in such entity’s share records to such attempted Transfer.

(c)                                  The Holder acknowledges that the transfer restrictions contained in this Agreement are reasonable and in the best interests of the Company.  The Holder understands that this  Agreement contains forfeiture provisions in respect of the Restricted Shares in favor of the Company or its designee upon the Holder’s termination of employment.

6.                                       Definitions.

The following terms shall have the meanings ascribed below:

“Affiliate” of any Person means any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person.

“Change of Control” means:

(i)                                     the sale (in one transaction or a series of transactions) of all or substantially all of the assets of the Company to a third party other than any of the Existing Stockholders or any of their respective Affiliates;

(ii)                                  a sale or issuance (in one transaction or a series of transactions) of any securities resulting in more than 50% of the voting power of the Company being held by a “person” or “group” (as such terms are used in the Exchange Act) that does not include any of the Existing Stockholders or any of their respective Affiliates;

(iii)                               a merger or consolidation of the Company with or into another Person if following such merger or consolidation, more than 50% of the voting power of the Company is held by a “person” or “group” (as such terms are used in the Exchange Act) that does not include any of the Existing Stockholders or any of their respective Affiliates; or

(iv)                              the sale or Transfer by the DLJMB Stockholders to a prospective purchaser (other than a Permitted Transferee) of fifty percent (50%) or more of their original beneficial ownership of the Company.

“Control” and “Controlled” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Consolidated EBITDA” means Consolidated EBITDA as defined pursuant to that certain Credit Agreement, dated as of June 15, 2007, by and between the Company, STR Acquisition, Inc. the Lenders (as defined therein) and Credit Suisse, Cayman Islands Branch, as it may be amended or restated from time to time.

“Consolidated Net Debt” means (i) any Indebtedness of the Company and its subsidiaries minus (ii) the Company’s and its subsidiaries’ cash on hand and in banks, and any liquid investments readily convertible to cash, excluding any cash held in escrow or otherwise restricted.

“DLJMB Stockholders” means DLJ Merchant Banking Partners IV, L.P., DLJMB Offshore Partners IV, L.P., DLJ Merchant Banking Partners IV (Pacific), L.P. and MBP IV Plan

Investors, L.P., DLJ Merchant Banking Partners IV (Co-Investments), L.P., together with any Permitted Transferees thereof.

“Equity Valuation” means, with respect to a particular Fiscal Year, (i) the product of (A) ten (10) and (B) the Consolidated EBITDA for such Fiscal Year, less (ii) Consolidated Net Debt as of the end of such Fiscal Year.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Stockholders” means each of the Stockholders other than the Management Stockholders.

“Fiscal Year” means the twelve month period ending on the last day of each calendar year.

“Indebtedness” means, without duplication, the sum of:  (i) all principal and accrued (but unpaid) interest owing by the Company and its subsidiaries for debt for borrowed money owed to any third party (specifically excluding intercompany debt between the Company and any of its subsidiaries and any subsidiary of the Company and another subsidiary of the Company); plus (ii) all obligations of the Company and its subsidiaries under leases that have been recorded as capital leases under GAAP; plus (iii) indebtedness of any person other than the Company or any of its subsidiaries that is guaranteed by the Company or any of its subsidiaries.

“Initial Public Offering” means the underwritten initial public offering of Common Stock of the Company pursuant to an effective registration statement filed under the Securities Act.

“Management Stockholder” means any Stockholder who is an employee of the Company or any of its subsidiaries.  In no event shall any DLJMB Stockholder be deemed to be a Management Stockholder.

“Other Stockholder” means each of the Stockholders other than the DLJMB Stockholders, the Management Stockholders and the Whitney Stockholders.

“Performance Target” means the Equity Valuation target for each Fiscal Year as set forth on Schedule I hereto with respect to Performance Vesting Restricted Shares.

“Permitted Transferees” means (i) in the case of any DLJMB Stockholder, (A) any other DLJMB Stockholder, (B), any actual or prospective shareholder, member or general or limited partner of any DLJMB Stockholder (a “DLJMB Partner”), and any corporation, partnership, limited liability company, or other entity that is an Affiliate of any DLJMB Partner (collectively, “DLJMB Affiliates”), (C) any managing director, general partner, director, limited partner, officer or employee of any DLJMB Stockholder or any DLJMB Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (C) (collectively, “DLJMB Associates”) or (D) any trust the beneficiaries of which, or any corporation, limited liability company or partnership the stockholders, members or general or limited partners of which, include only such DLJMB Stockholders, DLJMB Affiliates, DLJMB Associates, their spouses or other lineal descendants;

(ii)                                  in the case of any Other Stockholder, (A) any entity that is an Affiliate of such Other Stockholder, (B) any actual or prospective shareholder, member or general or limited partner of any such Other Stockholder, and any corporation, partnership, limited liability company, or other entity that is an Affiliate of any such Other Stockholder, (C) any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of such Other Stockholder, or (D) a trust that is for the exclusive benefit of such Other Stockholder or its Permitted Transferees under clause (B) above;

(iii)                               in the case of any Whitney Stockholders, any other Whitney Stockholder; and

(iv)                              in the case of any Management Stockholder, (A) any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of the Holder, (B) a trust that is for the exclusive benefit of the Holder or the transferees listed in (A) above or (C) a limited liability company or corporation, all of the outstanding capital stock or membership interests of which is of record and beneficially owned by the Holder or any of those Persons in clause (A) above.

“Person” means any individual or any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association or other entity and, where the context so permits, the legal representatives, successors in interest and permitted assigns of such Person.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of [                    ], among the Company and certain stockholders of the Company, as amended, modified or supplemented from time to time.

“Restricted Share Permitted Transferees” means (i) any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of the Holder, (ii) a trust that is for the exclusive benefit of the Holder or its Restricted Share Permitted Transferees under clause (i) above or (iii) a limited liability company or corporation, all of the outstanding capital stock or membership interests of which is of record and beneficially owned by the Holder or any of those Persons in clause (i) above.

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal law then in force.

“Stockholder” means each Person who held Common Stock of the Company prior to the Initial Public Offering together with any Permitted Transferees thereof, so long as such Person or Permitted Transferee thereof holds such Common Stock.

“Transfer” means the sale, transfer, assignment, pledge or other disposal (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) of any Restricted Shares.

“Whitney Stockholder” means Prairie Fire Trust, Michael R. Stone, Michael R. Stone 2008 GRAT, MRS Trust, Harrington Sound, LLC and Paul Vigano.

“Yearly Amount” means the number of Performance Vesting Restricted Shares divided by three (3).

7.                                       General Provisions.

(a)                                  Notices.  Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  A notice shall be addressed to the Company at its principal executive office and to the Holder at the address that he or she most recently provided to the Company.

(b)                                 Survival of Representations, Warranties and Agreements.  All representations, warranties and agreements contained herein shall survive indefinitely, including following termination of this Agreement or of the Holder’s employment with the Company.

(c)                                  Entire Agreement.  This Agreement and the Registration Rights Agreement shall constitute the entire contract between the parties hereto with regard to the subject matter hereof.  They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(d)                                 Waiver.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(e)                                  Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Holder, the Holder’s assigns and the legal representatives, heirs and legatees of the Holder’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(f)                                    Choice of Law; Jurisdiction; Waiver of Jury Trial.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAWS.

SUBJECT TO THE TERMS OF THIS AGREEMENT, THE PARTIES AGREE THAT ANY AND ALL ACTIONS ARISING UNDER OR IN RESPECT OF THIS AGREEMENT SHALL BE LITIGATED IN THE FEDERAL OR STATE COURTS IN DELAWARE.  BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR ITSELF, HIMSELF, OR HERSELF AND IN RESPECT OF ITS, HIS OR HER PROPERTY WITH RESPECT TO SUCH ACTION.  EACH PARTY AGREES THAT VENUE WOULD BE PROPER IN ANY OF SUCH COURTS, AND HEREBY WAIVES ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

(g)                                 Amendment.  The Board of Directors of the Company, or the Compensation Committee thereof, may amend or alter this Agreement and the Restricted Shares issued hereunder at any time; provided that, no such amendment or alteration shall be made without the consent of the Holder if such action would materially diminish any of the rights of the Holder under this Agreement or with respect to the Restricted Shares.

(h)                                 Employment Rights.  Neither this Agreement nor any of its provisions is intended to confer or should be construed as conferring any rights on the Holder to continued employment with the Company or any rights of employment for a fixed term.  No contract of employment, express or implied, is created hereby and nothing contained herein shall be construed as creating a joint venture, partnership, agency or other enterprise between the parties.

(i)                                     No Waiver; Modifications in Writing.  No waiver of or consent to any departure from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof; provided, however, that the Company may amend, modify or terminate the terms of the Restricted Shares in accordance with the terms in the Company’s Certificate of Incorporation.

(j)                                     Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(k)                                  Signature in Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Common Stock Agreement as of the date first written above.

STR HOLDINGS, INC.

By:
Name:
Title

HOLDER

[ ]

EXHIBIT A

Investment Representations and Warranties

The Holder hereby represents and warrants to the Company that:

1.             The Restricted Shares received by him will be held by him for investment only for his own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof in violation of applicable U.S. federal or state or foreign securities laws.  The Holder has no current intention of selling, granting participation in or otherwise distributing the Restricted Shares in violation of applicable U.S. federal or state or foreign securities laws.  The Holder does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity, or to any third person or entity, with respect to any of the Restricted Shares, in each case, in violation of applicable U.S. federal or state or foreign securities laws.

2.             The Holder understands that the Restricted Shares have not been registered under the Securities Act or any applicable U.S. federal, state or foreign securities laws, and that the Restricted Shares are being issued in reliance on an exemption from registration, which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein.

3.             The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his owning the Restricted Shares.  The Holder is a sophisticated investor, has relied upon independent investigations made by the Holder and, to the extent believed by the Holder to be appropriate, the Holder’s representatives, including the Holder’s own professional, tax and other advisors, and is making an independent decision to invest in the Restricted Shares.  The Holder has been furnished with such documents, materials and information that the Holder deems necessary or appropriate concerning the terms and conditions of the transactions contemplated by the Agreement and the Holder’s holding of the Restricted Shares and for evaluating an investment in the Company, and the Holder has read carefully such documents, materials and information and understands and has evaluated the types of risks involved with holding the Restricted Shares.  The Holder has not relied upon any representations or other information (whether oral or written) from the Company or its stockholders, directors, officers or affiliates, or from any other person or entity, in connection with his investment in the Restricted Shares.  The Holder acknowledges that the Company has not given any assurances with respect to the tax consequences of the ownership and disposition of the Restricted Shares.

4.             The Holder understands that no U.S. federal or state or foreign agency has passed upon the Restricted Shares or upon the Company, or upon the accuracy, validity or completeness of any documentation provided to the Holder in connection with the transactions contemplated by the Agreement, nor has any such agency made any finding or determination as to holding the Restricted Shares.

5.             The Holder understands that there are substantial restrictions on the transferability of the Restricted Shares and that on the date of the Agreement and for an indefinite period thereafter there will be no public market for the Restricted Shares and, accordingly, it may not be possible for the Holder to liquidate his investment in case of emergency, if at all.  In addition, the Holder understands that the Agreement contains substantial restrictions on the

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transferability of the Restricted Shares and provide that, in the event that the conditions relating to the transfer of any Restricted Shares in such document have not been satisfied, the holder shall not transfer any such Restricted Shares, and unless otherwise specified the Company will not recognize the transfer of any such Restricted Shares on its books and records or issue any share certificates representing any such Restricted Shares, and any purported transfer not in accordance with the terms of the Agreement shall be void.  As such, Holder understands that: a restrictive legend or legends in a form to be set forth in the Agreement will be placed on the certificates representing the Restricted Shares; a notation will be made in the appropriate records of the Company indicating that each of the Restricted Shares are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Restricted Shares; and the Holder will sell, transfer or otherwise dispose of the Restricted Shares only in a manner consistent with the Holder’s representations set forth herein and then only in accordance with the Agreement.

6.             The Holder understands that (i) the Restricted Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, (ii) the Restricted Shares have not been registered under the Securities Act; (iii) the Restricted Shares must be held indefinitely and he must continue to bear the economic risk of holding the Restricted Shares unless such shares are subsequently registered under the Securities Act or an exemption from such registration is available; (iv) the Holder is prepared to bear the economic risk of holding the Restricted Shares for an indefinite period of time; (v) it is not anticipated that there will be any public market for the Restricted Shares; (vi) the Restricted Shares are characterized as “restricted securities” under the U.S. federal securities laws; and (vii) the Restricted Shares may not be sold, transferred or otherwise disposed of except in compliance with federal, state and local law.

7.             The Holder understands that an investment in the Restricted Shares is not recommended for investors who have any need for a current return on this investment or who cannot bear the risk of losing their entire investment.  In that regard, the Holder understands that his holding the Restricted Shares involves a high degree of risk of loss.  The Holder acknowledges that: (i) he has adequate means of providing for his current needs and possible personal contingencies and has no need for liquidity in this investment; (ii) his commitment to investments which are not readily marketable is not disproportionate to his net worth; and (iii) his holding the Restricted Shares will not cause his overall financial commitments to become excessive.

8.             The Holder is/is not (circle one) an “accredited investor,” as such term is defined in Rule 501 of the Securities Act.

SCHEDULE I

Restricted Stock Performance Target Calculation

	2009		2010		2011

Adjusted EBITDA	$66.6		$82.3		$103.5
EV / EBITDA Multiple	10.0	x	10.0	x	10.0	x
Enterprise Value	$665.6		$823.1		$1,034.5

Less: Net Debt on Balance Sheet	(235.9)		(225.9)		(206.4)
Value of Common Equity	$429.8		$597.3		$828.1

Performance Threshold	85.0%		85.0%		85.0%

Performance Target	$365.3		$507.7		$703.8